EXHIBIT 10.18


                     AMENDMENT TO THOMAS NELSON, INC.
                           AMENDED AND RESTATED
                    1992 EMPLOYEE STOCK INCENTIVE PLAN

     This Amendment (this "Amendment") to the Thomas Nelson, Inc. Amended and Restated 1992 Employee Stock Incentive Plan (the "Plan") is effective as of April 2, 1998.

1. The last sentence of paragraph 1 of Section 4 is deleted in its entirety and replaced with the following:

      "No officer or key employee shall receive awards relative to shares of Stock which exceed 1,000,000 shares during any consecutive three year period."

2.     Section 5(e) is deleted in its entirety and replaced with the following:

      "(e) Transferability of Options. Options may be transferred in whole or in part by the optionee only to a trust or foundation created by the optionee or to an immediate family member of the optionee or by will or by the laws of descent and distribution. Except to the extent set forth in Section 5(e), no Stock Option shall be transferable."

3. Except as expressly stated herein, all other portions of the Plan remain in full force and effect.


     This Amendment was adopted by the Board of Directors of Thomas Nelson, Inc. and became effective as of March 2, 1998.